Exhibit D-3

                                                                Dividends from Subs
                                                                     1994-1998
                                                                Dollars in thousands

1998
----
                                NEP     Mass   Narragansett  Granite State  NEPSCo  NEHTECI  NEHTC  NERC   Total (1)
                                ---     ----   ------------  -------------  ------  -------  -----  ----   ---------
Earnings                      122,895  50,386     32,253         3,167       1,839   7,835   4,831  2,908
less: Preferred Dividends      (1,230)   (873)      (567)            0           0       0       0      0
less or plus: Loss or Gain
  on Preferred stock
  redemption                     (264)   (165)    (1,176)            0           0       0       0      0
                              -------  ------     ------        ------       -----   -----   -----  -----
Equals: Balance available
  for Common                  121,401  49,348     30,510         3,167       1,839   7,835   4,831  2,908  190,042 NEES Consolidated
                                                                                                                   Net Income

Dividends paid to parent      130,610  41,967     73,612         2,174       1,839   7,975   5,769  1,250  265,196 Total Dividends
                                                                                                                   from Subs
                                                                                                           145,648 NEES Dividend
                                                                                                                   Declared
Payout Ratio (%)                 108%     85%       241%           69%        100%    102%    119%     43%     77% NEES Consolidated
                                                                                                                   Payout Ratio

1997
----
                                NEP     Mass   Narragansett  Granite State  NEPSCo  NEHTECI  NEHTC  NERC   Total (1)
                                ---     ----   ------------  -------------  ------  -------  -----  ----   ---------
Earnings                      144,543  65,758     27,932         2,209       1,839   8,221   5,190  2,540
less: Preferred Dividends      (2,075) (2,821)    (1,955)            0           0       0       0      0
less or plus: Loss or Gain
  on Preferred stock
  redemption                        0  (3,736)    (1,666)            0           0       0       0      0
                              -------  ------     ------        ------       -----   -----   -----  -----
Equals: Balance available
  for Common                  142,468  59,201     24,311         2,209       1,839   8,221   5,190  2,540  220,038 NEES Consolidated
                                                                                                                   Net Income

Dividends paid to parent      135,448  23,981     14,722         1,027       1,839   8,035   5,139  1,000  191,191 Total Dividends
                                                                                                                   from Subs
                                                                                                           152,812 NEES Dividend
                                                                                                                   Declared
Payout Ratio (%)                  95%     41%        61%           46%        100%     98%     99%    39%      69% NEES Consolidated
                                                                                                                   Payout Ratio

1996
----
                                NEP     Mass   Narragansett  Granite State  NEPSCo  NEHTECI  NEHTC  NERC   Total (1)
                                ---     ----   ------------  -------------  ------  -------  -----  ----   ---------
Earnings                      152,483  37,926     22,954         1,704       1,839   8,932   5,447  2,835
less: Preferred Dividends      (2,574) (3,114)    (2,143)            0           0       0       0      0
less or plus: Loss or Gain
  on Preferred stock
  redemption                    1,368       0          0             0           0       0       0      0
                              -------  ------     ------        ------       -----   -----   -----  -----
Equals: Balance available
  for Common                  151,277  34,812     20,811         1,704       1,839   8,932   5,447  2,835  208,936 NEES Consolidated
                                                                                                                   Net Income

Dividends paid to parent      134,158  19,184      9,060         1,057         165  11,600   4,767  2,000  181,991 Total Dividends
                                                                                                                   from Subs
                                                                                                           153,173 NEES Dividend
                                                                                                                   Declared
Payout Ratio (%)                  89%     55%        44%           62%          9%    130%     88%    71%      73% NEES Consolidated
                                                                                                                   Payout Ratio

1995
----
                                NEP     Mass   Narragansett  Granite State  NEPSCo  NEHTECI  NEHTC  NERC   Total (1)
                                ---     ----   ------------  -------------  ------  -------  -----  ----   ---------
Earnings                      151,427  29,101     23,910         1,412         165   9,924   6,023  4,602
less: Preferred Dividends      (3,433) (3,114)    (2,143)            0           0       0       0      0
less or plus: Loss or Gain
  on Preferred stock
  redemption                        0       0          0             0           0       0       0      0
                              -------  ------     ------        ------       -----   -----   -----  -----
Equals: Balance available
  for Common                  147,994  25,987     21,767         1,412         165   9,924   6,023  4,602  204,757 NEES Consolidated
                                                                                                                   Net Income

Dividends paid to parent      135,488  12,590      5,096           363         158  18,000   7,610  5,000  184,305 Total Dividends
                                                                                                                   from Subs
                                                                                                           152,273 NEES Dividend
                                                                                                                   Declared
Payout Ratio (%)                  92%     48%        23%           26%         96%    181%    126%   109%      74% NEES Consolidated
                                                                                                                   Payout Ratio

1994
----
                                NEP     Mass   Narragansett  Granite State  NEPSCo  NEHTECI  NEHTC  NERC   Total (1)
                                ---     ----   ------------  -------------  ------  -------  -----  ----   ---------
Earnings                      149,373  34,726     14,589         1,057         158   9,067   5,938  4,891
less: Preferred Dividends      (3,440) (3,114)    (2,143)            0           0       0       0      0
less or plus: Loss or Gain
  on Preferred stock
  redemption                        0       0          0             0           0       0       0      0
                              -------  ------     ------        ------       -----   -----   -----  -----
Equals: Balance available
  for Common                  145,933  31,612     12,446         1,057         158   9,067   5,938  4,891  199,426 NEES Consolidated
                                                                                                                   Net Income

Dividends paid to parent      119,323  29,977      2,549           362         158  12,000   4,600  5,000  173,969 Total Dividends
                                                                                                                   from Subs
                                                                                                           148,456 NEES Dividend
                                                                                                                   Declared
Payout Ratio (%)                  82%     95%        20%           34%        100%    132%     77%   102%      74% NEES Consolidated
                                                                                                                   Payout Ratio

(1) Only the NEES companies that paid a dividend to the parent are shown above. Net Income total is NEES Consolidated, which includes other subs and eliminations.

                                       Earnings and Payout Ratios
                                          Dollars in thousands
                                                                                                                5-Year
                                                                                                               Weighted
                                       New England Power Company                                                Average
---------------------------------------------------------------------------------------------------------     ----------
                                                      1998       1997       1996        1995       1994

Earnings                                            122,895    144,543    152,483     151,427    149,373
less: Preferred Dividends                            (1,230)    (2,075)    (2,574)     (3,433)    (3,440)
less or plus: Loss or Gain on Preferred stock
  redemption (a)                                       (264)         0      1,368           0
                                                    -------    -------    -------     -------    -------
Equals: Balance available for Common                121,401    142,468    151,277     147,994    145,933

Dividends paid to parent                            130,610    135,448    134,158     135,488    119,323

Payout Ratio (%)                                       108%        95%        89%         92%        82%          92%

Note: In 1998 NEP repurchased 2.7 million shares of its common stock from NEES for $418 million.   Approximately $194
      million in connection with the repurchase was charged to retained earnings.
Note: In 1996, NEP realized a gain of $1,818,180 on redemption of preferred which was not credited to retained earnings but to paid in capital in accordance with FERC accounting rules. If this gain were excluded, NEP's payout ratio would have been 90%

                                     Massachusetts Electric Company
---------------------------------------------------------------------------------------------------------
                                                      1998       1997       1996        1995       1994

Earnings                                             50,386     65,758     37,926      29,101     34,726
less: Preferred Dividends                              (873)    (2,821)    (3,114)     (3,114)    (3,114)
less or plus: Loss or Gain on Preferred stock
  redemption                                           (165)    (3,736)                     0          0
                                                    -------    -------    -------     -------    -------
Equals: Balance available for Common                 49,348     59,201     34,812      25,987     31,612

Dividends paid to parent                             41,967     23,981     19,184      12,590     29,977

Payout Ratio (%)                                        85%        41%        55%         48%        95%          64%

                                   The Narragansett Electric Company
---------------------------------------------------------------------------------------------------------
                                                      1998       1997       1996        1995       1994

Earnings                                             32,253     27,932     22,954      23,910     14,589
less: Preferred Dividends                              (567)    (1,955)    (2,143)     (2,143)    (2,143)
less or plus: Loss or Gain on Preferred stock
  redemption                                         (1,176)    (1,666)         0           0          0
                                                    -------    -------    -------     -------    -------
Equals: Balance available for Common                 30,510     24,311     20,811      21,767     12,446

Dividends paid to parent                             73,612     14,722      9,060       5,096      2,549

Payout Ratio (%)                                       241%        61%        44%         23%        20%          96%

Note: in 1998 The Narragansett Electric Company received approximately $40 million for sale to USGen of its percentage of Manchester Street Station
The Payout Ratio excluding this payment is:  111%

                                     Granite State Electric Company
---------------------------------------------------------------------------------------------------------
                                                      1998       1997       1996        1995       1994

Earnings                                              3,167      2,209      1,704       1,412      1,057
less: Preferred Dividends                                 0          0          0           0          0
less or plus: Loss or Gain on Preferred stock
  redemption                                              0          0          0           0          0
                                                    -------    -------    -------     -------    -------
Equals: Balance available for Common                  3,167      2,209      1,704       1,412      1,057

Dividends paid to parent                              2,174      1,027      1,057         363        362

Payout Ratio (%)                                        69%        46%        62%         26%        34%          52%

                                       Nantucket Electric Company
---------------------------------------------------------------------------------------------------------
                                                      1998       1997       1996        1995       1994

Earnings                                                567        503        356
less: Preferred Dividends                                 0          0          0
less or plus: Loss or Gain on Preferred stock
  redemption                                              0          0          0
                                                    -------    -------    -------
Equals: Balance available for Common                    567        503        356

Dividends paid to parent                                  0          0          0

Payout Ratio (%)                                         0%         0%         0%                                  0%

1996 Numbers are for the 9 months ended 12/31/96.

                                        Total, NEP & the Retails
---------------------------------------------------------------------------------------------------------
Net Income available for common dividends           204,993    228,692    208,960     197,160    191,048
Dividends paid to parent                            248,363    175,178    163,459     153,537    152,211

Payout Ratio (%)                                       121%        77%        78%         78%        80%          87%